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                                                                EXHIBIT 99.16(d)

Merrill Lynch Massachusetts Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust - Class D
10/21/94 - 7/31/95


                                               Since             Since
                                              Inception         Inception
                                            Average Annual       Total
                                             Total Return        Return*
                                            --------------      ---------

Initial Invesment                              $1,000.00        $1,000.00

Divided by Initial Maximum Offering Price          10.45
                                               ---------
Divided by Net Asset Value                                          10.03
                                                                ---------
Equals Shares Purchased                           95.713           99.701

Plus Shares Acquired through                       3,864            4.025
  Dividend Reinvestment                        ---------        ---------

Equals Shares Held at 7/31/95                     99,577          103.726

Multiplied by Net Asst Value at 7/31/95            10.48            10.48
                                               ---------        ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 7/31/95             1,043.56         1,087.04

Divided by $1,000 (P)                             1.0436           1.0870

Subtract 1                                        0.0436           0.0870

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         4.36%
                                               =========
Expressed as percentage equals the
  Aggregate Total Return for the Period                              8.70%
                                                                =========
ERV divided by P                                  1.0436

Raise to the power of                             1.2898

Equals                                            1.0565

Subtract 1                                        0.0565

Expressed as a percentage equals the
  Average Annualized Total Return                   5.65%
                                               =========
*Does not include sales charge for the period.
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                                                                EXHIBIT 99.16(d)


30 DAYS STANDARDIZED YIELD
FOR THE PERIOD ENDING 7/31/95

Merrill Lynch Massachusetts Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust - Class D



Long term income generally based on yield to
  maturity times market value of each security                  $3,340

Plus short term income accrued for the past
  thirty days                                                      523
                                                        --------------
Equals Total Income                                              3,863

Less expenses for the past thirty days                            -635
                                                        --------------
Equals net monthly income for yield calculation                  3,228
                                                        --------------
Average shares outstanding for 30 days                          71,273

Times the Maximum offering Price                                 10.91
                                                        --------------
Equals total dollars                                          $777,587
                                                        ==============

Net monthly income divided by total dollars equals         0.004151817

Add 1                                                      1.004151817

Raise to the power of 6                                    1.025170903

Subtract 1                                                 0.025170903

Times 2                                                    0.050341805

Expressed as a percentage equals the
  standardized yield for 30 days period                           5.03%
                                                                ======

Tax Rate                                                         28.00%

X = 1 minus Tax Rate                                             72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                          6.99%
                                                                ======